UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2026

OLENOX INDUSTRIES INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1207, Building C N FM 3083 Rd E

Conroe, TX 77304

(Address of Principal Executive Offices, Zip Code)

Not Applicable

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	OLOX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 is incorporated by reference into this Item 1.01 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed in the Current Report on Form 8-K filed by Olenox Industries Inc. (formerly Safe & Green Holdings Corp.) (the “Company”) on December 2, 2025 (the “Initial 8-K”), the Company entered into a Securities Purchase Agreement, dated November 25, 2025 (the “Purchase Agreement”), with an institutional investor (the “Purchaser”) for the purchase and sale of shares of the Company’s Series C Convertible Preferred Stock, $1.00 par value per share (the “Series C Preferred Stock”). The Purchase Agreement provides that the Company and the Purchaser may effect one or more additional closings for the purchase and sale of additional shares of Series C Preferred Stock (each, an “Additional Closing”), subject to the terms and conditions set forth therein. The purchase price for any Additional Preferred Shares is approximately $900 for each $1,000 of Stated Value of the Additional Preferred Shares. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Purchase Agreement.

On March 12, 2026, the Company and the Purchaser mutually agreed to effect an Additional Closing pursuant to Section 1(b) of the Purchase Agreement (the “Second Closing”). At the Second Closing, the Company issued and sold to the Purchaser 900 shares of Series C Preferred Stock (the “Additional Preferred Shares”), representing an aggregate Stated Value of $900,000, for an aggregate purchase price of $810,000.

The Additional Preferred Shares have the same rights, preferences, and privileges as the shares of Series C Preferred Stock issued at the initial closing, as set forth in the Certificate of Designations of Rights and Preferences of Series C Convertible Preferred Stock (the “Certificate of Designation”) previously filed with the Secretary of State of the State of Delaware on November 26, 2025, a copy of which was filed as Exhibit 3.1 to the Initial 8-K. The Series C Preferred Stock is convertible into shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a conversion price subject to adjustment as set forth in the Certificate of Designation.

In connection with the Second Closing, the Company and the Purchaser entered into a Registration Rights Agreement, dated March 12, 2026 (the “Additional Registration Rights Agreement”), pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”), no later than 30 days from the date of the Additional Closing, a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Additional Preferred Shares and have such registration statement declared effective by the SEC within 30 days of the filing deadline (which may be extended to 60 days in the event the SEC elects to conduct a full review of such registration statement, or 45 days in the event of a partial review).

The Additional Preferred Shares were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder.

Pursuant to the terms of the placement agency agreement with WestPark Capital Inc., the Company paid the placement agent a commission equal to 7.0% of the gross proceeds from the Additional Closing. The net proceeds to the Company from the Second Closing were approximately $718,300, after deducting placement agent fees and the payment of other offering expenses associated with the offering that were payable by the Company.

The foregoing summary of the Certificate of Designation, Purchase Agreement, and Additional Registration Rights Agreement are subject to and qualified in their entirety by reference to the full text of such agreements, copies of which are filed or incorporated by reference as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Certificate of Designation of Rights and Preferences of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2025)
10.1	Securities Purchase Agreement, dated November 25, 2025, between Safe & Green Holdings Corp. and JAK Industrial Ventures I LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 2, 2025)
10.2	Registration Rights Agreement, dated March 12, 2026, between Olenox Industries Inc. and JAK Industrial Ventures I LLC
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLENOX INDUSTRIES INC.

Dated: March 12, 2026	By:	/s/ Michael McLaren
Name: Michael McLaren
Title: Chief Executive Officer

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